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                                                                    EXHIBIT 10.1



24 January 1997

The Directors,
Casmyn Mining Zimbabwe (Private) Limited,
PO Box 785,
13 Josiah Chinamano Road,
Bulawayo

BANKING FACILITIES

Dear Sirs,

Following our discussions to provide Casmyn Mining Zimbabwe (Private) Limited ("Casmyn") with its financial requirements, we are please to offer the following facilities which will be subject to the terms and conditions mentioned herein.

1   Facilities:     Short term finance facility (the "Facility") of US$5
million, consisting of short term loans, Drawn for periods up to 180 days, but subject to condition 4 below.

2   Purpose:        Development of Turk and Lonely mines.

3   Drawdown:       Available immediately upon acceptance.  Drawdowns under the
Facility to be minimum of US$500,000. Casmyn may cancel undrawn amounts of the Facility from the date six months after acceptance, by giving the Bank at least 7 days' notice. Requests for drawdowns must be supported by evidence for operating costs or capital expenditures (such as invoices) in the Turk and Lonely project, and must accord with the expenditure programme to be agreed between Casmyn and the Bank.

4   Service and repayment:  To be serviced initially from the reclamation of dumps at Turk and Lonely mines This Facility is repayable upon demand, but subject to this overriding condition, repayment shall be refinance of the Facility within 12 months of first drawdown. If not refinanced within 12 months, any outstanding amount is to be repaid in full, or refinanced by us, at our discretion, on the first anniversary of first drawdown (the "Expiry Date"). Drawings of the short term loans under the Facility will not be allowed to mature after the Expiry Date.

5   Interest:       Interest will be charged on the loans under this Facility at a rate of LIBOR, plus a margin or 2.25% p.a. LIBOR means the percentage rate per annum quoted to Barclays Bank of Zimbabwe Limited by Barclays Bank plc, London, relating to period of drawing of the loan. Of the interest charge, interest amounting to a rate of LIBOR plus 1.25% p.a. is payable in arrears at the maturity of each drawn short term loan; interest amounting to a rate of 1% p.a. is debited as drawing/rollover of cash loan

6   Fees and charges:  a) An arrangement fee of US$50,000 is payable on acceptance of this Facility.
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                    b) A commitment fee is payable quarterly in arrears, at a
                    rate of 0.15% per quarter of amounts of the Facility undrawn and uncancelled on the day of calculation. The commitment fee calculation will commence from date 90 days after the date of this letter.

                    c) Refinance fee: we expect to continue our lending relationship during the life of the Casmyn project by taking part in a larger term facility To that end, if this Facility is refinanced so that Barclays Bank of Zimbabwe Limited has no further part in the term finance, we shall charge a refinance fee of 0.5% of the loan amount outstanding on the day prior to the date of refinancing. If refinancing by Barclays/BZW, and Barclays Bank of Zimbabwe Limited continues to have a part of the term loan, no refinance fee will be payable.

                    d) All fees and charges connected with the completion of this offer, including the obtaining, valuing and perfection of security, are for the account of Casmyn.

7   Security        It is a condition of the Facility that the following
security be held by the Bank, and that the facility will only be made available once the proposed security is held by the Bank, unless otherwise agreed by the Bank in writing.

                    a) Unlimited guarantee from Turk Mine (Private) Limited

                    b) General Notarial Covering Bond ("GNCB") FRO Z$60 million over all assets at Turk Mine (Private) Limited

                    c) Unlimited guarantee from Greenhorn Mine (Private) Limited

                    d) Cession of book debts for Z$60 million from Casmyn

                    e) Cession over all financial investments from Casmyn

                    f) Cession over all shares of subsidiaries of Casmyn

                    g) Guarantee from Casmyn Corp for the equivalent of US$5 million

                    h) Subordination of Casmyn Corp debt to bank debt.

We recognize that Casmyn has granted a GNCB to the Muir family, so that the security listed at d), e) and f), above will rank behind the Muir GNCB. However, before drawdown we wish to be appraised in writing of, and satisfied by, the terms of the Muir GNCB. In addition, by acceptance of this letter, Casmyn agrees to provide the security detailed above and to allow the Bank without delay to register its securities. All securities must be in form satisfactory to the Bank.

8   Proceeds account:  All income from the sale of gold by Casmyn in Zimbabwe is to be received in a Foreign Currency Account ("FCA") domiciled with us. Any sum of money at any time standing to the credit of Casmyn with the Bank in the FCA or in any currency upon any other account may be applied by the Bank, once the Bank has made written demand for the repayment of amounts under this Facility, in or towards the payment of any indebtedness now or subsequently

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owing to the Bank by Casmyn, and the Bank may use any such money to purchase any currency or currencies required to effect such application.

9   Covenants:      a) Casmyn agrees to hedge, or arrange for Casmyn Corp to
                    hedge, as much of the gold output from its Zimbabwean operations as the Bank requires. Further, Casmyn agrees to give Barclays de Zoete Wedd Limited, London, ("BZW") exclusive right to undertake the required hedging programme, provided always that BZW remains price competitive with alternative quotations that Casmyn or Casmyn Corp may seek.
                    Without prejudice to the Bank's reliance on this clause as it sees fit, we shall ask Casmyn to hedge at least part of its production if the price offered by the Reserve Bank of Zimbabwe for delivered gold falls below US$350 per ounce at any time.

                    b) Casmyn agrees not to pay any dividend during the term of the Facility without prior written agreement from the Bank.

                    c) Casmyn and subsidiaries of Casmyn shall not create or permit to subsist (other than in favour of the Bank) any encumbrance by way of security over any or all of the assets presently or in the future belonging to Casmyn or its subsidiaries without prior written consent of the Bank, except those encumbrances in existence at the date of this letter and the details of which were disclosed in writing to us prior to this date, provided that the amount secured by any such encumbrances is not at any time increased.

                    d) Casmyn Corp shall not reduce its interest in Casmyn, nor in its Zimbabwean operations.

10   Monitoring:    Casmyn's quarterly management accounts are to be provided to the Bank within 45 days of the respective quarter end, and audited annual accounts are to be provided within 3 months of accounting year end. In addition, monthly production and revenue figures are to be provided within 30 days of month end.

11   General Terms and Conditions
(see annexure)

12   Acceptance:    This offer of the Facility remains open for acceptance for
30 days from the date of this letter. Casmyn's acceptance of the Facility shall be signified by the return of the following documents to us at the address shown above:

                    a) a certified true copy of a resolution of Casmyn's board of directors accepting the Facility on the terms and conditions set out in this letter and authorising a specified person or persons to countersign the enclosed copy of this letter.

                    b) the copy of this letter signed by the person or persons specified in clause 12 a) above and returned unamended to us.

                    c) the copy of the annexure to this letter initialled by the person or persons specified in clause 12 a) above and returned unamended to us.

We look forward to opening a banking relationship with Casmyn.

Yours faithfully,

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Robert Schofield
Senior Corporate Manager



We acknowledge receipt of the original of this letter and hereby accept the Bank's offer of banking facilities subject to the terms and conditions stipulated in this letter and annexure which terms and conditions are fully understood and accepted by the company.

For and on behalf of Casmyn Mining Zimbabwe (Private) Limited



_________________________
Authorised signatory

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                   ANNEXURE TO FACILITY LETTER FOR COMPANIES



11   GENERAL TERMS AND CONDITIONS

     11.1 The Bank reserves the right to alter the interest rate charged from time to time should the cost of funding the lending increase through circumstances beyond its control or should changes in Government monetary policy occur.

     11.2 Notwithstanding Condition 4 of the main letter, the facilities offered shall in accordance with normal banking practice become immediately payable upon demand being made by the Bank. The Bank is not obliged to serve notice in making such demand.

     11.3 The company undertakes to ensure that all company assets excluding debtors, are fully insured at all times.

     11.4 The company undertakes to advise the Bank of any changes to its present management operations and accounting system or any other changes that may have a bearing on the facilities presently offered.

     11.5 If the company fails to make payment to the Bank by due date of any amount due in terms of this or other facilities or become insolvent, or be provisionally or finally sequestrated, or provisionally or finally wound up, or be unable to pay its debts to the Bank as they become due, or be placed under provisional or final judicial management or enter into a scheme of arrangement with its creditors, or pass a resolution for the winding up of the company, or should the company commit any act of insolvency or enter into any compromise with its creditors or make default in the performance of any undertaking term or condition of the facility, or if the company acts in any way which, in the reasonable opinion of the Bank, may have a material adverse effect on the company's ability to perform its obligations under this facility, all amounts then outstanding, plus all charges accrued thereon, together with interest as defined in paragraph 5 (and any subsequent changes in rates that have occurred) shall immediately become due and payable.

     11.6 In the event of the Bank taking any proceedings to recover any amount due to it, the amount due shall be determined and proved by a certificate signed by any Manager or Accountant of this Bank and such certificate shall be prima facie proof of the amount due by the company and the onus shall be on the company to disprove the accuracy of the figures.

     11.7 All costs and other charges arising from the need to recover any liabilities which may include legal charges to a legal practitioner as well as collection commission, will be for the company's account. Similarly, all charges relating to registration, recording or maintaining the security required in terms of the facility, shall be for the company's account.

     11.8 The company undertakes to provide details of outside borrowings when called upon to do so.

     11.9 In the event that the Bank is required to withhold tax or pay any increased charges in respect of interest/discount on the facilities granted to the company, the company will be responsible

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          for this cost which will be debited to the company's account as and when it is incurred.

    11.10 All amounts paid to the Bank in repayment of these facilities will be applied firstly to the payment of interest accrued and any fees or charges due, and, thereafter, to the reduction of capital.

    11.11 In the event that the company breaches or is unable to comply with any of the terms or conditions without the Bank's prior consent then the Bank reserves the right to an immediate review of the facilities and, in need, demand immediate repayment of all amounts outstanding at that date.

    11.12 It is incumbent on the company to ensure the authenticity and correctness of all entries appearing on the Bank's statement sheets and to verify the interest charges to the account against the prevailing rates of interest advised by the Bank, reporting any inconsistency or discrepancy found to the manager of the branch within three months after the despatch of the statement.

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                       SUBORDINATION AGREEMENT BY COMPANY



In consideration of Barclays Bank of Zimbabwe Limited (hereinafter called "The Bank") making or continuing advances or granting other credit or banking facilities to _____________________________ (hereinafter called "The Company"), _____________________________ (hereinafter called "the Creditor") agrees and declares and this memorandum witnesseth that the payment of all sums presently due or owing to the creditor by the company and of any further sums which may from time to time hereinafter be owing to the Creditor by the Company shall be postponed to the payment of all moneys which are now or at any time hereafter may become due or owing to the Bank by the Company, from any account whether operated solely, or jointly with any person or persons or body corporate and whether as principal, surety or otherwise and including all interest commissions, charges and costs arising therefrom or from any security which the Bank may hold for the indebtedness of the Company.

The Creditor agrees that all moneys otherwise payable to it as aforesaid shall be paid in full to the Bank, and that no payment shall be made by the Company to the Creditor on account of amounts owing by the Company to it, until all amounts owing by the Company to the Bank are paid in full, and no further payments are, or will become, owing by the Company to the Bank for any reason whatever.
Should the Company in fact make any payment to the Creditor on account of its claim against the Company, the Creditor undertakes forthwith to pay the amount thereof to the Bank, and should the Creditor fail to do so, the Bank may forthwith and without notice institute proceedings against the Creditor in any competent court for the recovery of the said amount from the Creditor.

Should the Company be subject to a winding up order, or an order for judicial management; or go into voluntary liquidation, or in appropriate cases, should the Company's estate be sequestrated, surrendered or assigned, or should the Company enter into any arrangement or composition with its creditors; all sums received by the Creditor from the liquidator, judicial manager, trustee or assignee, as the case may be, or as a result of such liquidation, composition or arrangement, shall be paid or assigned by the Creditor to the Bank until all moneys due to the Bank from the Company shall have been paid in full.

The Creditor hereby agrees to execute such further deeds, documents or assignments and do all such other acts or things as may be necessary to carry out the intent of this agreement, and require the Company to record in its books and records a statement to the effect that payment of sums due to the Creditor has been postponed in accordance with the terms hereof.

EXECUTED on behalf of _______________________________ the Creditor, by
______________________________ a Director, he being duly authorised hereto, at
____________ on this ______ day of _______________, 19__.

AS WITNESSES:

1    ________________________________  ___________________________________
                                       DIRECTOR

2    ________________________________

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     To:
                       BARCLAYS BANK OF ZIMBABWE LIMITED

          I/We hereby cede assign deliver and pledge to BARCLAYS BANK OF ZIMBABWE LIMITED (hereinafter referred to as "the Bank") its successors and assigns all documents and instruments whether negotiable or not including specifically and without in any way limiting the generality of the foregoing all bills for collection promissory notes post dated cheques shares stocks certified transfer deeds and all other temporary documents of title to stocks and shares bonds debentures savings account balances and fixed deposit receipts (the said documents and instruments being hereinafter referred to as "the securities") which I/we may deposit leave with or deliver to the Bank or which may be obtained by the Bank together with all dividends interest or other sums of money or rights which may be or become due or claimable in respect of the securities and I/we declare that I am/we are the lawful owner(s) or legal holder(s) of the securities and I/we agree that the said securities shall be held by the Bank in pledge as a continuing and covering security for any sum or sums of money which I/we may now or at any time hereafter owe or be indebted to the Bank its successors and assign from whatever cause arising and whether such indebtedness be a direct indirect or contingent liability and whether any debt or liability has incurred or not and whether such indebtedness or liability be incurred by me/us or any one or more of us individual or jointly with others or by any firm in which I/we or any one or more of us have or hold or may hereafter have or hold any interest and whether such indebtedness or liability arise from money lent and advanced overdrawn accounts drafts promissory notes bills of exchange or other instruments whether negotiable or otherwise already or hereafter to be made signed accepted or endorsed by me/us or any one or more of us or others with whom I/we or any one or more of us may be interested or concerned or any renewals thereof or through any acts of suretyship or guarantee or other undertaking already or hereafter to be signed by me/us or any one or more of us individually or jointly with others or otherwise howsoever arising including interest commission the costs of realization as hereinafter provided and all other usual charges and expenses. I/We authorize the Bank at its discretion to perfect and complete by registration transfer or otherwise to any nominee or nominees without reference to me/us the securities or any of them and I/we do hereby expressly waive any claim for loss of market or otherwise which might arise by reason of any delay in effecting transfer or re-transfer of any securities and agree that all charges of and incidental to such completion shall be at my/our joint and several expense and the carrying out of all necessary formalities in execution therewith entirely at my/our risk. If the Bank by letter delivered to me/us or addressed to me/us at 13 JOSIAH CHINAMANO ROAD, BULAWAYO and sent by post calls upon me/us to deposit additional approved security and/or to pay any amount due to the Bank whether returned or not and if within twenty-four hours from the delivery of such letter or where the letter is sent by post within twenty-four hours from the time of the posting of such letter such additional approved security is not deposited and/or the said amount is not paid the Bank will have the right to treat as immediately due and payable the whole of my/our indebtedness or liability to the Bank secured hereby (whether the due date shall have arrived or not) and I/we hereby irrevocably authorise and empower the Bank ____ ______ _______ then or at any time thereafter without any further authority or consent from me/us to sell call up collect or dispose of the securities or any of them in such manner and on such terms and conditions as the Bank may deem necessary and to grant valid and effectual receipts for all sums of money paid to the Bank in respect of any such sale calling up collection or disposal and to assign code and transfer the securities with power to the Bank to institute any legal proceedings which the Bank may this necessary. The Bank will have the right to apply the proceeds of any such sale calling up collection or realisation after deducting all costs of and incidental thereto and the costs of any legal proceedings towards liquidating any indebtedness of me/us to the Bank secured hereunder and if after all my/our indebtedness to the Bank secured hereunder whether the same shall be due at the time or not

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has been paid and there remains a surplus such surplus shall be paid over to me/us but should there be any shortfall I/we jointly and severally undertake to pay such shortfall on demand provided nevertheless that the Bank shall be entitled either before or during or after the realization or other disposal of the securities to ______ for the recovery of any moneys owing to the Bank and to attach any other property belonging to me/us or any one or more of us just as if this pledge had not been given.

          I/We agree that it shall always be in the entire discretion of the Bank to determine the extent nature and duration of advances to be made and of facilities allowed or to be allowed to me/us.

          I/We further authorise and empower the Bank to receive and grant receipts in my/our name for all or any dividends interests or other sums of money which may accrue or become payable in respect of any securities deposited hereunder such sum so recovered to be applied in reduction of my/our indebtedness to the Bank. In the event of any securities carrying or being entitled to rights the Bank shall have the right but shall not be bound at my/our expense to take up such rights and to debit my/our account with all amounts paid in respect of such rights. I/We agree that the Bank shall not be responsible for any loss from or through any brokers or agents employed in the sale of securities or for any deterioration in _______ securities while in the possession of the Bank. I/We agree that an account certified by any Manager or Accountant of the Bank showing the amount of my/our indebtedness from time to time and of any interest due or accrued and all dividends _______________ of the sale disposal or realization of the securities or any of them shall be prima facie proof of the correctness of the matters contained in such account and shall be sufficient to enable the Bank to obtain provisional sentence in any competent court of law. Finally, I/we do hereby absolve the Bank from all liability whatsoever should it fail to collect any interest dividends income and benefits however named or described without any exception arising from or by virtue of the securities fail to take up any rights aforesaid fail to register transfer of any securities within the requisite periods laid down by the Rules of any Stock Exchange or under any statute relating to the stamping documents or in any way fail or omit to protect my/our interest relating to the securities.

          For the purpose of any sale assignment transfer collection or other disposal of the securities or any of them and for all purposes of and incidental thereto or for any other purpose arising hereunder I/we do hereby nominate constitute and appoint the General Manager of the Bank for the time being or any recognized Manager of any Branch for the time being of the said Bank as my/our true and lawful Attorney and Agent irrevocably and in _________ with power of substitution.

          As Witness my/our hand/s at _________________ _______________ this
___________________________ day of _____________, 19__.

AS WITNESSES:

1. ___________________________
2. ___________________________

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